UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2022

Romeo Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38795	83-2289787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4380 Ayers Avenue Vernon, CA 90058	90058
(Address of principal executive offices)	(Zip Code)

(833) 467-2237

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RMO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 15, 2022, Romeo Power, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $350,000,000 of its shares of common stock at the Company’s request any time during the 24 months following the execution of the SEPA. Each sale the Company requests under the SEPA (an “Advance”) may be for a number of shares of common stock with an aggregate value of up to $25,000,000. The shares would be purchased at 96.25% of the Market Price (as defined below) and would be subject to certain limitations, including that Yorkville could not purchase any shares that would result in it owning more than 19.99% of the Company’s outstanding common stock as of the date of the SEPA (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including if all applicable sales of common stock under the SEPA equal or exceed the Minimum Price (as defined in Section 312.03 of the NYSE Listed Company Manual). “Market Price” is defined as the average of the VWAPs (as defined below) during each of the three consecutive trading days commencing on the trading day following the date the Company submits an Advance notice to Yorkville. “VWAP” means, for any trading day, the daily volume weighted average price of the Company’s common stock for such date on the New York Stock Exchange as reported by Bloomberg L.P. during regular trading hours.

In addition to the Company’s right to request Advances, the Company may also request one or more pre-advance loans (each, a “Pre-Advance Loan”) from Yorkville, each request not to exceed $20,000,000 and pursuant to the terms and conditions set forth in the SEPA and the accompanying promissory note attached thereto. Pre-Advance Loans may be repaid with the proceeds of an Advance or repaid in cash.

The Company intends to file with the Securities and Exchange Commission a prospectus supplement to the Company’s prospectus, dated February 3, 2022, filed as part of the Company’s effective shelf registration statement on Form S-3, File No. 333- 262355, registering the shares of Common Stock that are to be offered and sold to Yorkville pursuant to the SEPA.

The foregoing is a summary description of certain terms of the SEPA. For a full description of all terms, please refer to the copy of the SEPA that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 16, 2022, the Company issued a press release announcing its entering into the SEPA. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Standby Equity Purchase Agreement, dated February 15, 2022, by and between YA II PN, Ltd. and Romeo Power, Inc.

99.1	Press release, dated February 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMEO POWER, INC.

Date:	February 16, 2022	By:	/s/ Matthew Sant
		Name:	Matthew Sant
		Title:	General Counsel and Secretary